Exhibit 99.1

Worldwide Headquarters	Maximillian Marcy
1200 Willow Lake Boulevard	Investor Relations Contact
St. Paul, Minnesota 55110-5101	651-236-5062

NEWS	For Immediate Release	September 23, 2015

H.B. Fuller Reports Third Quarter 2015 Results

Third Quarter Adjusted Diluted EPS $0.611, Up 45 Percent From Prior Year;

Third Quarter Diluted EPS $0.52;

Fourth Quarter 2015 Adjusted Diluted EPS Guidance Set at $0.70

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the third quarter that ended August 29, 2015.

Items of Note for the Third Quarter of 2015:

•	Adjusted EBITDA margin[2] of 13.8 percent, up 330 basis points year-over-year, on track to achieve 15 percent adjusted EBITDA margin during 2016 fiscal year;

•	Operating cash flow and free cash flow improved substantially compared to prior year; cash flow from operations of $37 million in the third quarter and $153 million year-to-date;

•	Constant currency revenue increased 6.7 percent compared to the prior year, driven by strong growth in Construction Products and Asia Pacific operating segments;

•	Adjusted gross profit margin[3] increased 360 basis points year-over-year;

•	Adjusted Selling, General and Administrative (SG&A) expenses[4] were tightly controlled at 18.3 percent of adjusted net revenue[5].

Third Quarter 2015 Results:

Net income for the third quarter of 2015 was $26.8 million, or $0.52 per diluted share, versus net income of $4.0 million, or $0.08 per diluted share, in last year’s third quarter. Adjusted diluted earnings per share in the third quarter of 2015 were $0.611, up 45 percent versus the prior year’s adjusted result of $0.421.

Net revenue for the third quarter of 2015 was $524.1 million, down 0.5 percent versus the third quarter of 2014. Higher volume and higher average selling prices positively impacted net revenue growth by 6.2 and 0.5 percentage points, respectively. Foreign currency translation negatively impacted net revenue growth by 7.2 percentage points. Constant currency revenue grew by 6.7 percent year-over-year.

Adjusted gross profit margin3 was up 360 basis points versus the prior year. Adjusted SG&A expense4 was up about 4 percent versus last year but, excluding the SG&A added by the Tonsan acquisition, adjusted SG&A expense was down 6 percent versus the same period last year. Adjusted EBITDA2 in the third quarter was $72 million and 13.8 percent of adjusted net revenue5, up 31 percent and 330 basis points, respectively, from the prior year. Special charges and non-recurring items were significantly reduced in the current quarter versus the prior year, driving substantial improvement of year-over-year GAAP earnings.

Our adjusted EPS for the third quarter fell short of our internal forecasts that formed the basis of the earnings guidance we provided at the end of the second quarter. The primary driver of the lower than expected earnings was lower than expected revenue in the Americas operating segment. Revenue generation in the Americas operating segment is running below prior year levels primarily due to generally weak end market conditions and some residual negative effects of the Project ONE implementation in North America last year. In addition, our forecast for our full-year core tax rate increased slightly and this reduced our EPS in the quarter relative to our forecast. Because both of these factors are expected to persist into the fourth quarter, we have also adjusted our EPS expectations for the fourth quarter.

In the first half of the year, our Americas operating segment revenue was 2.5 percent below the prior year on a constant currency basis; constant currency revenue in the third quarter was down nearly 7 percent year-over-year. The year-over-year comparison was impacted by unusually strong third quarter revenue in the prior year. When adjusting the base year to reflect more normal seasonal patterns, we estimate that this year’s third quarter revenue was roughly in line with the first half trend. Our forecast for the third quarter assumed a change in trend on the Americas revenue performance, and that has not yet occurred.

Our adjusted third quarter EPS was up 45 percent relative to last year, reflecting the cumulative impact of operational improvements across all of our operating segments and the benefit of effective price management and raw material cost management, all despite the negative impact of the strong US dollar. Our Americas, Asia Pacific and Construction Products segments posted historically high adjusted EBITDA margins2 in the third quarter and each posted significant increases in adjusted EBITDA2 as well. Our EIMEA segment improved sequentially and further gains are expected in the fourth quarter.

“We continue to drive steady improvements in our business,” said Jim Owens, H.B. Fuller president and chief executive officer. “We posted an adjusted EBITDA margin of nearly 14 percent in the third quarter and we expect further margin improvement in the fourth quarter. The operational problems that hampered us a year ago are largely behind us. Our focus for the final quarter of this year is to re-establish growth momentum in the Americas and EIMEA operating segments and drive productivity gains across our manufacturing network. We expect a strong finish in the fourth quarter providing strong momentum for the 2016 fiscal year.”

Balance Sheet and Cash Flow:

At the end of the third quarter of 2015, we had cash totaling $86 million and total debt of $728 million. This compares to second quarter 2015 cash and debt levels of $79 million and $737 million, respectively. Sequentially, net debt was down by $16 million. Cash flow from operations was positive $37 million in the third quarter and $153 million for the year-to-date. Capital expenditures were $10 million in the third quarter and $49 million for the year-to-date.

Year-To-Date Results:

Income from continuing operations for the first nine months of 2015 was $63.3 million, or $1.22 per diluted share, versus income from continuing operations of $39.4 million, or $0.76 per diluted share, in the first nine months of 2014. Adjusted total diluted earnings per share in the first nine months of 2015 were $1.531, down versus the prior year’s result of $1.691. Lower revenue progression in the Americas and a higher core tax rate were key drivers of the year-over-year decline in adjusted diluted EPS.

Net revenue for the first nine months of 2015 was $1,535.6 million, down 1.4 percent versus the first nine months of 2014. Higher volume and higher average selling prices positively impacted net revenue growth by 4.4 and 0.6 percentage points, respectively. Constant currency revenue grew by 5.0 percent year-over-year. Foreign currency translation negatively impacted net revenue growth by 6.4 percentage points, or about $100 million in the first nine months of 2015. We anticipate that foreign currency translation will negatively impact full year net revenue by about $115 million versus last year.

Fiscal 2015 Outlook:

We are updating our earnings guidance for the 2015 fiscal year primarily to reflect lower revenue expectation in the Americas operating segment and a slightly higher tax rate. Our current target for full-year adjusted EBITDA is about $270 million, just slightly below our original guidance provided at the beginning of the fiscal year, with a full-year EBITDA margin of about 13 percent and second half EBITDA margin above 14 percent. Our revised and updated adjusted earnings per diluted share estimate for fiscal year 2015 is $2.23, with adjusted EPS of $0.70 in the fourth quarter. We expect revenue of about $2.075 billion for the full year; fourth quarter revenue is expected to be approximately $540 million.

Conference Call:

The Company will host an investor conference call to discuss third quarter 2015 results on Thursday, September 24, 2015, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding segment operating income, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted net revenue, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted EBITDA and adjusted diluted earnings per share does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

For over 125 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2014 net revenue of $2.1 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world’s biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in packaging, hygiene, general assembly, electronic and assembly materials, paper converting, woodworking, construction, automotive and consumer businesses. And our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s ability to effectively integrate and operate acquired businesses; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-K filing for the fiscal year ended November 29, 2014. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended August 29, 2015	Percent of Net Revenue	13 Weeks Ended August 30, 2014	Percent of Net Revenue
Net revenue	$524,133	100.0%	$526,765	100.0%
Cost of sales	(377,293)	(72.0%)	(401,611)	(76.2%)

Gross profit	146,840	28.0%	125,154	23.8%

Selling, general and administrative expenses	(98,297)	(18.8%)	(96,779)	(18.4%)
Special charges, net	(1,297)	(0.2%)	(12,343)	(2.3%)
Other income (expense), net	(1,040)	(0.2%)	(289)	(0.1%)
Interest expense	(6,448)	(1.2%)	(5,292)	(1.0%)

Income before income taxes and income from equity method investments	39,758	7.6%	10,451	2.0%

Income taxes	(14,372)	(2.7%)	(8,035)	(1.5%)

Income from equity method investments	1,500	0.3%	1,668	0.3%

Net income including non-controlling interests	26,886	5.1%	4,084	0.8%

Net income attributable to non-controlling interests	(79)	(0.0%)	(97)	(0.0%)

Net income attributable to H.B. Fuller	$26,807	5.1%	$3,987	0.8%

Basic income per common share attributable to H.B. Fuller	$0.53		$0.08

Diluted income per common share attributable to H.B. Fuller	$0.52		$0.08

Weighted-average common shares outstanding:
Basic	50,421		50,053
Diluted	51,530		51,297

Dividends declared per common share	$0.13		$0.12

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Quarterly Report on Form 10-Q)

	August 29, 2015	November 29, 2014	August 30, 2014
Cash & cash equivalents	$85,821	$77,569	$75,544
Trade accounts receivable, net	341,932	341,307	345,104
Inventories	266,896	251,290	281,265
Trade payables	170,602	174,494	212,491
Total assets	2,068,638	1,869,006	1,937,518
Total debt	727,578	574,884	562,901

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	39 Weeks Ended August 29, 2015	Percent of Net Revenue	39 Weeks Ended August 30, 2014	Percent of Net Revenue
Net revenue	$1,535,556	100.0%	$1,556,780	100.0%
Cost of sales	(1,123,573)	(73.2%)	(1,155,926)	(74.3%)

Gross profit	411,983	26.8%	400,854	25.7%

Selling, general and administrative expenses	(293,712)	(19.1%)	(289,950)	(18.6%)
Special charges	(4,592)	(0.3%)	(37,615)	(2.4%)
Other income (expense), net	(1,246)	(0.1%)	(1,543)	(0.1%)
Interest expense	(18,765)	(1.2%)	(14,178)	(0.9%)

Income from continuing operations before income taxes and income from equity method investments	93,668	6.1%	57,568	3.7%

Income taxes	(34,528)	(2.2%)	(23,414)	(1.5%)

Income from equity method investments	4,157	0.3%	5,205	0.3%

Income from continuing operations	63,297	4.1%	39,359	2.5%

Loss from discontinued operations	(1,300)	(0.1%)	—	0.0%

Net income including non-controlling interests	61,997	4.0%	39,359	2.5%

Net income attributable to non-controlling interests	(308)	(0.0%)	(264)	(0.0%)

Net income attributable to H.B. Fuller	$61,689	4.0%	$39,095	2.5%

Basic income per common share attributable to H.B. Fuller[a]
Income from continuing operations	1.25		0.78
Loss from discontinued operations	(0.03)		—

	$1.23		$0.78

Diluted income per common share attributable to H.B. Fuller[a]
Income from continuing operations	1.22		0.76
Loss from discontinued operations	(0.03)		—

	$1.20		$0.76

Weighted-average common shares outstanding:
Basic	50,318		49,973
Diluted	51,460		51,242

Dividends declared per common share	$0.38		$0.34

a	Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	13 Weeks Ended	13 Weeks Ended
	August 29, 2015	August 30, 2014
Net Revenue:
Americas Adhesives	$218,844	$237,657
EIMEA	147,434	177,478
Asia Pacific	95,877	63,847
Construction Products	61,978	47,783

Total H.B. Fuller	$524,133	$526,765

Segment Operating Income:[6]
Americas Adhesives	$33,549	$21,854
EIMEA	4,553	3,139
Asia Pacific	6,921	897
Construction Products	3,520	2,485

Total H.B. Fuller	$48,543	$28,375

Depreciation Expense:
Americas Adhesives	$4,174	$4,353
EIMEA	4,079	4,594
Asia Pacific	2,598	1,340
Construction Products	1,060	918

Total H.B. Fuller	$11,911	$11,205

Amortization Expense:
Americas Adhesives	$1,268	$1,394
EIMEA	1,566	1,924
Asia Pacific	1,926	462
Construction Products	2,139	1,954

Total H.B. Fuller	$6,899	$5,734

EBITDA:[7]
Americas Adhesives	$38,991	$27,601
EIMEA	10,198	9,657
Asia Pacific	11,445	2,699
Construction Products	6,719	5,357

Total H.B. Fuller	$67,353	$45,314

Segment Operating Margin:[8]
Americas Adhesives	15.3%	9.2%
EIMEA	3.1%	1.8%
Asia Pacific	7.2%	1.4%
Construction Products	5.7%	5.2%

Total H.B. Fuller	9.3%	5.4%

EBITDA Margin:[7]
Americas Adhesives	17.8%	11.6%
EIMEA	6.9%	5.4%
Asia Pacific	11.9%	4.2%
Construction Products	10.8%	11.2%

Total H.B. Fuller	12.9%	8.6%

Adjusted EBITDA[2]
Americas Adhesives	$40,550	$33,494
EIMEA	10,503	12,666
Asia Pacific	12,690	3,263
Construction Products	8,462	5,772

Total H.B. Fuller	$72,205	$55,195

Adjusted EBITDA Margin[2]
Americas Adhesives	18.5%	14.1%
EIMEA	7.1%	7.1%
Asia Pacific	13.2%	5.1%
Construction Products	13.6%	12.1%

Total H.B. Fuller	13.8%	10.5%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	39 Weeks Ended	39 Weeks Ended
	August 29, 2015	August 30, 2014
Net Revenue:
Americas Adhesives	$651,313	$684,308
EIMEA	446,516	538,693
Asia Pacific	260,971	196,842
Construction Products	176,756	136,937

Total H.B. Fuller	$1,535,556	$1,556,780

Segment Operating Income:[6]
Americas Adhesives	$89,146	$78,949
EIMEA	5,478	21,735
Asia Pacific	11,760	4,443
Construction Products	11,887	5,777

Total H.B. Fuller	$118,271	$110,904

Depreciation Expense:
Americas Adhesives	$12,569	$12,284
EIMEA	12,561	11,895
Asia Pacific	6,905	3,930
Construction Products	3,276	2,684

Total H.B. Fuller	$35,311	$30,793

Amortization Expense:
Americas Adhesives	$3,981	$4,182
EIMEA	4,926	5,815
Asia Pacific	4,613	1,453
Construction Products	6,526	5,861

Total H.B. Fuller	$20,046	$17,311

EBITDA:[7]
Americas Adhesives	$105,696	$95,415
EIMEA	22,965	39,445
Asia Pacific	23,278	9,826
Construction Products	21,689	14,322

Total H.B. Fuller	$173,628	$159,008

Segment Operating Margin:[8]
Americas Adhesives	13.7%	11.5%
EIMEA	1.2%	4.0%
Asia Pacific	4.5%	2.3%
Construction Products	6.7%	4.2%

Total H.B. Fuller	7.7%	7.1%

EBITDA Margin:[7]
Americas Adhesives	16.2%	13.9%
EIMEA	5.1%	7.3%
Asia Pacific	8.9%	5.0%
Construction Products	12.3%	10.5%

Total H.B. Fuller	11.3%	10.2%

Adjusted EBITDA[2]
Americas Adhesives	$108,565	$107,034
EIMEA	25,420	47,105
Asia Pacific	28,579	11,851
Construction Products	26,111	15,545

Total H.B. Fuller	$188,675	$181,535

Adjusted EBITDA Margin:[2]
Americas Adhesives	16.7%	15.6%
EIMEA	5.7%	8.7%
Asia Pacific	11.0%	6.0%
Construction Products	14.7%	11.4%

Total H.B. Fuller	12.3%	11.7%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

NET REVENUE GROWTH

(unaudited)

	13 Weeks Ended August 29, 2015
	Americas Adhesives	EIMEA	Asia Pacific	Construction Products	Total HBF
Price	1.0%	(0.1%)	(1.6%)	3.5%	0.5%
Volume	(7.8%)	0.7%	58.6%	26.2%	6.2%

Constant Currency Growth	(6.8%)	0.6%	57.0%	29.7%	6.7%
F/X	(1.1%)	(17.5%)	(6.8%)	0.0%	(7.2%)

	(7.9%)	(16.9%)	50.2%	29.7%	(0.5%)

	39 Weeks Ended August 29, 2015
	Americas Adhesives	EIMEA	Asia Pacific	Construction Products	Total HBF
Price	0.7%	0.1%	(0.5%)	3.6%	0.6%
Volume	(4.6%)	(1.7%)	37.9%	25.5%	4.4%

Constant Currency Growth	(3.9%)	(1.6%)	37.4%	29.1%	5.0%
F/X	(0.9%)	(15.5%)	(4.8%)	0.0%	(6.4%)

	(4.8%)	(17.1%)	32.6%	29.1%	(1.4%)

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended	13 Weeks Ended
	August 29, 2015	August 30, 2014
Net income including non-controlling interests	$26,886	$4,084

Income from equity method investments	(1,500)	(1,668)
Income taxes	14,372	8,035
Interest expense	6,448	5,292
Other income (expense), net	1,040	289
Special charges	1,297	12,343

Segment operating income[6]	48,543	28,375

Depreciation expense	11,911	11,205
Amortization expense	6,899	5,734

EBITDA[7]	$67,353	$45,314

EBITDA margin[7]	12.9%	8.6%

Non-recurring costs	4,852	9,881

Adjusted EBITDA[2]	$72,205	$55,195

Adjusted EBITDA margin[2]	13.8%	10.5%

	39 Weeks Ended	39 Weeks Ended
	August 29, 2015	August 30, 2014
Net income including non-controlling interests	$61,997	$39,359

Loss from discontinued operations	1,300	—
Income from equity method investments	(4,157)	(5,205)
Income taxes	34,528	23,414
Interest expense	18,765	14,178
Other income (expense), net	1,246	1,543
Special charges	4,592	37,615

Segment operating income[6]	118,271	110,904

Depreciation expense	35,311	30,793
Amortization expense	20,046	17,311

EBITDA[7]	$173,628	$159,008

EBITDA margin[7]	11.3%	10.2%

Non-recurring costs	15,047	22,527

Adjusted EBITDA[2]	$188,675	$181,535

Adjusted EBITDA margin[2]	12.3%	11.7%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended	13 Weeks Ended
	August 29, 2015	August 30, 2014
Net revenue	$524,133	$526,765
Cost of sales	(377,293)	(401,611)

Gross profit	146,840	125,154

Selling, general and administrative expenses	(98,297)	(96,779)

Segment operating income[6]	48,543	28,375

Depreciation expense	11,911	11,205
Amortization expense	6,899	5,734

EBITDA[7]	$67,353	$45,314

EBITDA margin[7]	12.9%	8.6%

Non-recurring costs	4,852	9,881

Adjusted EBITDA[2]	$72,205	$55,195

Adjusted EBITDA margin[2]	13.8%	10.5%

	39 Weeks Ended	39 Weeks Ended
	August 29, 2015	August 30, 2014
Net revenue	$1,535,556	$1,556,780
Cost of sales	(1,123,573)	(1,155,926)

Gross profit	411,983	400,854

Selling, general and administrative expenses	(293,712)	(289,950)

Segment operating income[6]	118,271	110,904

Depreciation expense	35,311	30,793
Amortization expense	20,046	17,311

EBITDA[7]	$173,628	$159,008

EBITDA margin[7]	11.3%	10.2%

Non-recurring costs	15,047	22,527

Adjusted EBITDA[2]	$188,675	$181,535

Adjusted EBITDA margin[2]	12.3%	11.7%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

		13 Weeks Ended August 29, 2015	% of Net Revenue	Adjustments	Adjusted 13 Weeks Ended August 29, 2015	% of Net Revenue
Net revenue		$524,133	100.0%	$88	$524,221	100.0%
Cost of sales		(377,293)	(72.0%)	(2,141)	(375,152)	(71.6%)

Gross profit		146,840	28.0%	(2,229)	149,069	28.4%

Selling, general and administrative expenses		(98,297)	(18.8%)	(2,623)	(95,674)	(18.3%)

Acquisition and transformation related costs	(48)
Workforce reduction costs	(216)
Facility exit costs	(1,043)
Other related costs	10

Special charges, net		(1,297)	(0.2%)	(1,297)	—	0.0%

Other income (expense), net		(1,040)	(0.2%)	—	(1,040)	(0.2%)
Interest expense		(6,448)	(1.2%)	146	(6,594)	(1.3%)

Income before income taxes and income from equity method investments		39,758	7.6%	(6,003)	45,761	8.7%

Income taxes		(14,372)	(2.7%)	1,568	(15,940)	(3.0%)
- Effective tax rate		36.1%		26.1%	34.8%

Income from equity method investments		1,500	0.3%	—	1,500	0.3%

Net income including non-controlling interests		26,886	5.1%	(4,435)	31,321	6.0%

Net income attributable to non-controlling interests		(79)	(0.0%)	—	(79)	(0.0%)

Net income attributable to H.B. Fuller		$26,807	5.1%	$(4,435)	$31,242	6.0%

Basic income (loss) per common share attributable to H.B. Fuller		$0.53		$(0.09)	$0.62

Diluted income (loss) per common share attributable to H.B. Fuller		$0.52		$(0.09)	$0.61 [1]

Weighted-average common shares outstanding:
Basic		50,421		50,421	50,421
Diluted		51,530		51,530	51,530

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

		13 Weeks Ended August 30, 2014	% of Net Revenue	Adjustments	Adjusted 13 Weeks Ended August 30, 2014	% of Net Revenue
Net revenue		$526,765	100.0%	$—	$526,765	100.0%
Cost of sales		(401,611)	(76.2%)	(5,337)	(396,274)	(75.2%)

Gross profit		125,154	23.8%	(5,337)	130,491	24.8%

Selling, general and administrative expenses		(96,779)	(18.4%)	(4,543)	(92,236)	(17.5%)

Acquisition and transformation related costs	(1,864)
Workforce reduction costs	55
Facility exit costs	(8,802)
Other related costs	(1,732)

Special charges, net		(12,343)	(2.3%)	(12,343)	—	0.0%

Other income (expense), net		(289)	(0.1%)	—	(289)	(0.1%)
Interest expense		(5,292)	(1.0%)	—	(5,292)	(1.0%)

Income before income taxes and income from equity method investments		10,451	2.0%	(22,223)	32,674	6.2%

Income taxes		(8,035)	(1.5%)	4,531	(12,566)	(2.4%)
- Effective tax rate		76.9%		20.4%	38.5%

Income from equity method investments		1,668	0.3%	—	1,668	0.3%

Net income including non-controlling interests		4,084	0.8%	(17,692)	21,776	4.1%

Net income attributable to non-controlling interests		(97)	(0.0%)	—	(97)	(0.0%)

Net income attributable to H.B. Fuller		$3,987	0.8%	$(17,692)	$21,679	4.1%

Basic income (loss) per common share attributable to H.B. Fuller		$0.08		$(0.35)	$0.43

Diluted income (loss) per common share attributable to H.B. Fuller		$0.08		$(0.34)	$0.42 [1]

Weighted-average common shares outstanding:
Basic		50,053		50,053	50,053
Diluted		51,297		51,297	51,297

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

		39 Weeks Ended August 29, 2015	% of Net Revenue	Adjustments	Adjusted 39 Weeks Ended August 29, 2015	% of Net Revenue
Net revenue		$1,535,556	100.0%	$955	$1,536,511	100.0%
Cost of sales		(1,123,573)	(73.2%)	(8,172)	(1,115,401)	(72.6%)

Gross profit		411,983	26.8%	(9,127)	421,110	27.4%

Selling, general and administrative expenses		(293,712)	(19.1%)	(5,919)	(287,793)	(18.7%)

Acquisition and transformation related costs	(595)
Workforce reduction costs	(2)
Facility exit costs	(3,683)
Other related costs	(312)

Special charges		(4,592)	(0.3%)	(4,592)	—	0.0%

Other income (expense), net		(1,246)	(0.1%)	—	(1,246)	(0.1%)
Interest expense		(18,765)	(1.2%)	(184)	(18,581)	(1.2%)

Income before income taxes and income from equity method investments		93,668	6.1%	(19,822)	113,490	7.4%

Income taxes		(34,528)	(2.2%)	4,160	(38,688)	(2.5%)
- Effective tax rate		36.9%		21.0%	34.1%

Income from equity method investments		4,157	0.3%	—	4,157	0.3%

Income from continuing operations		63,297	4.1%	(15,662)	78,959	5.1%

Loss from discontinued operations		(1,300)	(0.1%)	(1,300)	—	0.0%

Net income including non-controlling interests		61,997	4.0%	(16,962)	78,959	5.1%

Net income attributable to non-controlling interests		(308)	(0.0%)	—	(308)	(0.0%)

Net income attributable to H.B. Fuller		$61,689	4.0%	$(16,962)	$78,651	5.1%

Basic income per common share attributable to H.B. Fuller[4,a]
Income (loss) from continuing operations		1.25		(0.31)	1.56
Loss from discontinued operations		(0.03)		(0.03)	—

Basic income per common share attributable to H.B. Fuller		$1.23		$(0.34)	$1.56

Diluted income per common share attributable to H.B. Fuller[4,a]
Income (loss) from continuing operations		1.22		(0.30)	1.53
Loss from discontinued operations		(0.03)		(0.03)	—

Diluted income per common share attributable to H.B. Fuller		$1.20		$(0.33)	$1.53 [1]

Weighted-average common shares outstanding:
Basic		50,318		50,318	50,318
Diluted		51,460		51,460	51,460

a	Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

		39 Weeks Ended August 30, 2014	% of Net Revenue	Adjustments	Adjusted 39 Weeks Ended August 30, 2014	% of Net Revenue
Net revenue		$1,556,780	100.0%	$—	$1,556,780	100.0%
Cost of sales		(1,155,926)	(74.3%)	(12,022)	(1,143,904)	(73.5%)

Gross profit		400,854	25.7%	(12,022)	412,876	26.5%

Selling, general and administrative expenses		(289,950)	(18.6%)	(10,502)	(279,448)	(18.0%)

Acquisition and transformation related costs	(6,150)
Workforce reduction costs	(2,903)
Facility exit costs	(21,254)
Other related costs	(7,308)

Special charges		(37,615)	(2.4%)	(37,615)	—	0.0%

Other income (expense), net		(1,543)	(0.1%)		(1,543)	(0.1%)
Interest expense		(14,178)	(0.9%)		(14,178)	(0.9%)

Income from continuing operations before income taxes and income from equity method investments		57,568	3.7%	(60,139)	117,707	7.6%

Income taxes		(23,414)	(1.5%)	12,411	(35,825)	(2.3%)
- Effective tax rate		40.7%		20.6%	30.4%

Income from equity method investments		5,205	0.3%	—	5,205	0.3%

Net income including non-controlling interests		39,359	2.5%	(47,728)	87,087	5.6%

Net loss attributable to non-controlling interests		(264)	(0.0%)	—	(264)	(0.0%)

Net income attributable to H.B. Fuller		$39,095	2.5%	$(47,728)	$86,823	5.6%

Basic income per common share attributable to H.B. Fuller		$0.78		$(0.96)	$1.74

Diluted income per common share attributable to H.B. Fuller		$0.76		$(0.93)	$1.69 [1]

Weighted-average common shares outstanding:
Basic		49,973		49,973	49,973
Diluted		51,242		51,242	51,242

H.B. FULLER COMPANY AND SUBSIDIARIES

ADJUSTED EARNING PER SHARE RECONCILIATION

In thousands (unaudited)

	13 weeks ended August 29, 2015			13 weeks ended August 30, 2014
	Income before Income Tax	Income Taxes	Diluted EPS	Income before Income Tax	Income Taxes	Diluted EPS[a]

Income from continuing operations	$41,179	$14,372	$0.52	$12,022	$8,035	$0.08

Special charges, net	1,297	214	0.02	12,343	1,406	0.21
Acquisition project costs[b]	572	73	0.01	292	50	—
Construction Products[c]	1,743	664	0.02	—	—	—

EIMEA business integration costs[d]	305	23	0.01	1,896	144	0.03
Project ONE[e]	—	—	—	7,692	2,931	0.09
Other[f]	2,085	594	0.03	—	—	—

Adjusted Earnings	$47,181	$15,940	$0.61	$34,245	$12,566	$0.42

	39 weeks ended August 29, 2015			39 weeks ended August 30, 2014
	Income before Income Tax	Income Taxes	Diluted EPS	Income before Income Tax	Income Taxes	Diluted EPS
Income from continuing operations	$97,517	$34,528	$1.22	$62,509	$23,414	$0.76

Special charges, net	4,592	650	0.08	37,615	5,303	0.63
Acquisition project costs[b]	4,513	553	0.08	1,333	221	0.02
Construction Products[c]	4,422	1,685	0.05	—	—	—

EIMEA business integration costs[d]	2,360	179	0.04	5,392	867	0.09
Project ONE[e]	—	—	—	15,799	6,020	0.19
Other[f]	3,936	1,093	0.06	—	—	—

Adjusted Earnings	$117,340	$38,688	$1.53	$122,648	$35,825	$1.69

a	Income per share amounts may not add due to rounding
b	Non-recurring costs related to integrating the Tonsan and ProSpec acquisitions
c	Non-recurring costs related to the ramp up of new business with Lowes and the combination of facilities in Illinois
d	Non-recurring costs related to plant inefficiencies and inventory variances
e	Non-recurring costs related to the initial go-live event under Project ONE in North America in 2014
f	Non-recurring costs related to the completion and start-up of a new electronics facility in Yantai China and other non-recurring items

[1]	Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure and excludes the following non-recurring costs listed on the adjusted earnings per share reconciliation table above: special charges related to the “business integration”; inventory adjustments and plant inefficiencies in EIMEA related to the business integration; integrating the Tonsan and ProSpec acquisitions; combining Construction Products facilities in Illinois; ramping up new business with Lowes; the start-up of a new electronics facility in Yantai China; and the prior year’s implementation of SAP in North America.
[2]	Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted EBITDA excludes non-recurring costs associated with: integrating the Tonsan and ProSpec acquisitions; combining Construction Products facilities in Illinois; ramping up new business with Lowes; the start-up of a new electronics facility in Yantai China; the prior year’s implementation of SAP in North America; and inventory adjustments and plant inefficiencies in EIMEA related to the business integration. Adjusted EBITDA margin is defined as adjusted EBITDA divided by adjusted net revenue.
[3]	Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit excludes non-recurring costs associated with: integrating the Tonsan acquisition; combining Construction Products facilities in Illinois; ramping up new business with Lowes; the start-up of a new electronics facility in Yantai China; and inventory adjustments and plant inefficiencies in EIMEA related to the business integration. Adjusted gross profit margin is defined as adjusted gross profit divided by adjusted net revenue.
[4]	Adjusted SG&A expense is a non-GAAP financial measure which excludes non-recurring costs associated with: integrating the Tonsan and ProSpec acquisitions; ramping up new business with Lowes; and the prior year’s implementation of SAP in North America.
[5]	Adjusted net revenue is a non-GAAP financial measure which excludes non-recurring sales discounts associated with ramping up new business with Lowes.
[6]	Segment operating income is defined as gross profit less SG&A expense. Items that are reported on the special charges line of the income statement are excluded from the segment operating income calculation.
[7]	EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. EBITDA margin is defined as EBITDA divided by net revenue.
[8]	Segment operating margin is a non-GAAP financial measure defined as gross profit, less SG&A expense, divided by net revenue.